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                                                               Exhibit 23.1

                      Consent of Independent Auditors

   We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 31, 2000, with respect to the financial statements and schedule of PNY Technologies, Inc. included in the Amendment No. 2 to Registration Statement (Form S-1 No. 333-44376) and related Prospectus of PNY Technologies, Inc. dated October 31, 2000 for the registration of 8,900,000 shares of its common stock.

                                          Ernst & Young LLP

MetroPark, New Jersey
October 31, 2000